                                    FORM 8-K
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 26, 2000


                    Friedman, Billings, Ramsey Group, Inc.
            (Exact name of Registrant as specified in its charter)




   Virginia                      54-1837743                   001-13731
(State or other    (I.R.S. Employer incorporation or    (Commission File Number)
jurisdiction of                organization)
Identification No.)



                            1001 Nineteenth Street
                           North Arlington, VA 22209
              (Address of principal executive offices) (Zip code)


                                (703) 312-9500
              (Registrant's telephone number including area code)



Item 5. Other Events


1. On October 26, 2000, Friedman, Billings, Ramsey Group, Inc. issued a press release announcing its earnings for the 3rd quarter 2000. The entire text of that press release is being filed herewith and attached as exhibit 99.1.

2. On October 26, 2000, Friedman, Billings, Ramsey Group, Inc. held a conference call announcing its earnings for the 3rd quarter 2000. The text of that conference call is being filed herewith and attached as exhibit
99.2.


99.1 Press Release dated October 26, 2000.
99.2 Conference Call script dated October 26, 2000.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

By: /s/ Emanuel J. Friedman
Chairman and Co-Chief Executive Officer




      EX-99.1 PRESS RELEASE

             EXHIBIT 99.1






For Immediate Release
---------------------
Media Contact:  Michael W. Robinson (703)-312-1830 or mrobinson@fbr.com
                                                      -----------------
Investor Contact:  Kurt Harrington (703)-312-9647 or kharrington@fbr.com
                                                     -------------------


                    Friedman, Billings, Ramsey Group Reports
                     $0.10 Per Share Third Quarter Earnings

                 Fourth Consecutive Quarter of Positive Results


ARLINGTON, Va., October 26, 2000 - Friedman, Billings, Ramsey Group, Inc. (NYSE:
FBR) today reported net income of $5 million, or $0.10 (diluted) per share and $0.10 (basic) per share, for the third quarter ended September 30, 2000, versus a net loss of $23.1 million, or ($0.47) (diluted) per share, for the same quarter a year ago. Revenue for the third quarter was $44.7 million, compared with $8.9 million for the third quarter of 1999.

For the first nine months of the year, FBR had earnings of $0.34 (basic), and $0.33 (diluted) per share on revenue of $154.5 million, versus a net loss of ($0.35) (basic) and ($0.35) (diluted) per share on revenue of $71.4 million for the same period in 1999.

"The third quarter saw FBR turn in another quarter of solid earnings, continuing our consistent delivery of profits," said Chairman and Co-Chief Executive Officer Emanuel J. Friedman. "Our on-going diversification and broadened business mix continued to help build steady returns for our shareholders. As we have demonstrated for four consecutive quarters now, FBR's many business units have worked together to create a healthy earnings base."

Investment banking revenue was up in the quarter, delivering $13.6 million in revenue, versus $9.9 million in revenue last quarter, and almost 125 percent ahead of third quarter 1999. During the quarter, FBR was the lead manager for the $38 million initial public offering of Innovative Solutions & Support, Inc., and co-managed Aether Systems, Inc.'s secondary offering. FBR also advised Aether on its $150 million acquisition of Cerulean Technology, Inc. FBR's investment banking unit participated in 14 public underwritings, mergers and acquisitions, and private placement deals across the technology, financial services, and business services sectors during the quarter, for a total transactional value of $1.5 billion.

FBR's institutional brokerage unit continued to benefit from market volatility, with revenue of $12 million, versus $17.4 million in revenue in the previous quarter, and more than 48 percent ahead of third quarter of 1999 revenue. "With continued volatility in the offing for the securities markets, the value of FBR's institutional-quality research will continue to give us a healthy competitive edge," Friedman added.

In the quarter, FBR recorded $16 million in revenue from its managed venture capital and asset management funds, versus $13.8 million in the previous quarter.

"We continue to be very pleased with the returns from our investments in the venture capital arena," Friedman said. "Our first technology venture capital fund has now returned 100 percent of the capital committed by its investors, and has distributed a significant return to all of its limited partners," he added. To date, FBR's six venture capital and private equity teams have investments in almost 70 companies.

Also during the third quarter, FBR partnered with Maryland-based Emerging Technology Partners LLC to close a $40 million venture capital fund that will focus on the rapidly-growing genomics industry. "With most of the genomic industry based in the Maryland suburbs outside of Washington, this market is poised for tremendous growth - and offers an excellent continuation of our focus on technology venture capital opportunities in the Washington NetPlex," Friedman said.

The company also said that its previously-announced acquisition of Rushmore Trust and Savings, FSB, and Money Management Associates LP is expected to close in the near term. When completed, this acquisition is expected to almost double FBR's assets under management to $2 billion from $1.1 billion, and to continue to strengthen the company's predictable revenue stream by adding traditional banking services, as well as an array of fee-based businesses, including cash management, fixed income funds, and mutual fund back office services.

FBR had 49.3 million common shares outstanding, shareholders' equity of $211.8 million, and book value per share of $4.30 as of September 30, 2000.

A live webcast of FBR's conference call on today's results will be available at 9 a.m. (Eastern Time) at http://www.vcall.com/NASApp/VCall/EventPage?ID=46360. Replays of the webcast will be available afterward.

     Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) is a holding company for investment banking, institutional brokerage, venture capital, and other specialized asset management products and services. FBR provides capital and financial expertise throughout a company's lifecycle and affords investors access to a full range of financial products and services. Headquartered in Northern Virginia, home to an array of leading global Internet companies, FBR has offices in Arlington and Reston, Va., Irvine, Ca., Boston, Charlotte, Chicago, Portland, Seattle, London, and Vienna. For more information, see www.fbr.com. -----------
                                                                 # # #

         Statements concerning future performance, developments, negotiations or events, expectations or plans and objectives for future operations or for growth and market forecasts, and any other guidance on present and future periods, constitute forward-looking statements that are subject to a number of factors risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include but are not limited to competition among venture capital firms and the high degree of risk associated with venture capital investments, the effect of demand for public offerings, activity in the secondary securities markets, available technologies, competition for business and personnel, and general economic, political and market conditions.


Note to Editors: 2 pages of financial information follow this page.

                                   - more -


            FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (In thousands, except per share amounts)
            (Unaudited)
                                                                                          Three Months Ended
                                                                                           September 30,

                                                                    2000               %            1999               %
                                                           ----------------  ------------   -------------  ---------------
REVENUES:
Investment banking                                                $ 13,645         30.5%         $ 6,065            68.0%
Institutional brokerage                                             12,008         26.9%           8,093            90.7%
Asset management                                                    16,035         35.9%          (7,796)          -87.4%
Interest, dividends and other                                        3,014          6.7%           2,560            28.7%
                                                           ----------------  ------------   -------------  ---------------

            Total revenues                                          44,702        100.0%           8,922           100.0%
                                                           ----------------  ------------   -------------  ---------------

EXPENSES:
Compensation and benefits                                           24,809         55.5%          16,318           182.9%
Business development and professional services                       5,974         13.4%           9,662           108.3%
Interest                                                               424          0.9%             159             1.8%
Other                                                                7,302         16.3%           5,844            65.5%
                                                           ----------------  ------------   -------------  ---------------

            Total expenses                                          38,509         86.1%          31,983           358.5%
                                                           ----------------  ------------   -------------  ---------------

            Net income before income taxes                           6,193         13.9%         (23,061)         -258.5%

Provision for income taxes                                           1,239          2.8%               -             0.0%

                                                           ----------------  ------------   -------------  ---------------

            Net income                                            $  4,954         11.1%      $  (23,061)         -258.5%
                                                           ================  ============   =============  ===============

Basic earnings per share                                           $  0.10                       $ (0.47)
                                                           ================                 =============
Diluted earnings per share                                         $  0.10                       $ (0.47)
                                                           ================                 =============

Weighted average shares  - basic                                    49,229                        48,882
                                                           ================                 =============
Weighted average shares  - diluted                                  50,360                        48,882
                                                           ================                 =============




            FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (Dollars in thousands, except per share amounts)
            (Unaudited)
                                                                                        Nine Months Ended
                                                                                        September 30,

                                                                  2000              %             1999              %
                                                         ---------------  ------------   ---------------  ------------
REVENUES:
Investment banking                                             $ 40,287         26.1%          $ 27,163         38.0%
Institutional brokerage                                          41,100         26.6%            27,523         38.6%
Asset management                                                 65,735         42.5%             9,205         12.9%
Interest, dividends and other                                     7,359          4.8%             7,479         10.5%
                                                         ---------------  ------------   ---------------  ------------

Total revenues                                                  154,481        100.0%            71,370        100.0%
                                                         ---------------  ------------   ---------------  ------------

EXPENSES:
Compensation and benefits                                        96,241         62.3%            52,664         73.8%
Business development and professional services                   14,982          9.7%            18,164         25.5%
Interest                                                            964          0.6%             1,160          1.6%
Other                                                            21,480         13.9%            16,549         23.2%
                                                         ---------------  ------------   ---------------  ------------

            Total expenses                                      133,667         86.5%            88,537        124.1%
                                                         ---------------  ------------   ---------------  ------------

            Net income before income taxes                       20,814         13.5%           (17,167)       -24.1%

Provision for income taxes                                        4,163          2.7%                 -          0.0%

                                                         ---------------  ------------   ---------------  ------------

            Net income                                         $ 16,651         10.8%        $  (17,167)       -24.1%
                                                         ===============  ============   ===============  ============

Basic earnings per share                                        $  0.34                       $   (0.35)
                                                         ===============                 ===============
Diluted earnings per share                                      $  0.33                       $   (0.35)
                                                         ===============                 ===============

Weighted average shares  - basic                                 49,119                          48,869
                                                         ===============                 ===============
Weighted average shares  - diluted                               50,787                          48,869
                                                         ===============                 ===============





      EX-99.2 FBR Group Earnings

             EXHIBIT 99.2
                                                   - 9 -





                               Third Quarter 2000
                               FBR Group Earnings
                             Conference Call Script
                                October 26, 2000


[Speaker:  Michael Robinson]

Good morning. This is Michael Robinson, Vice President of Corporate Communications and Investor Relations at Friedman Billings Ramsey Group. Before beginning our call, I would like to remind everyone that statements concerning future performance, developments or events, concerning expectations for growth, filed backlog and market forecasts, and any other guidance on present and future periods, constitute forward-looking statements. These forward-looking statements are subject to a number of factors, risks, and uncertainties which might cause actual results or developments to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public offerings, activity in the secondary securities markets, the high degree of risk associated with venture capital investment, competition among venture capital firms, competition for business and personnel, available technologies, and general economic, political, and market conditions. Additional information concerning factors that could cause actual results to differ materially is contained in FBR's Annual Report on Form 10K and quarterly reports on Form 10Q.

I would now like to turn over the call to our Chairman and Co-Chief Executive Officer, Emanuel Friedman.

[New speaker:  Manny Friedman]

Thank you and good morning. As I'm sure you've seen by now, Friedman Billings Ramsey Group reported third quarter earnings this morning with a net income of $5 million, or $0.10 per share on a diluted and basic basis. Revenue for the quarter was $44.7 million.

For the first nine months of the year, FBR has returned healthy and consistent earnings of $0.33 per share on a diluted basis, and $0.34 basic, on revenue of $154.5 million.

As we have throughout 2000, our revenue in the third quarter came from across FBR's core strengths in investment banking, institutional brokerage, and venture capital and private equity.

Before I turn the call over to my Co-CEO Eric Billings, for more details on our earnings this quarter, I'd like to briefly focus on FBR's continuing growth. We are extremely pleased with the on-going expansion of our franchise across all areas of investment banking - from public underwriting, to mergers and acquisitions, to private placements. Importantly, we have also continued to broaden our sector focus to include new areas, such as energy and business services. And I'm very pleased to tell you that in the third quarter, our investment banking group completed 14 public underwritings, mergers and acquisitions, and private placement deals across the technology, financial services, and business services sectors for a total transactional value of $1.5 billion.

Today, FBR's multi-part business mix has expanded to the point where we have the ability to generate revenue from more business units than we've ever had before
- providing us with revenue from a wide range of sources. With all of our individual business units working together, we have turned in four consecutive profitable quarters by focusing on a wide range of capital market activities - and seizing new prospects whenever it has been appropriate. With this diverse business mix in-hand, we are well-positioned to add to it as the markets continue to evolve and expand, and as strategic opportunities present themselves. The bottom line, of course, remains the same - maximizing our revenue in order to generate value for our shareholders.

Additionally, our strong culture of collaboration continues to have positive results and drive revenue. For example, our institutional brokerage group has recognized significant benefits from the tremendous talent and depth our award-winning research department provides. Together, they have been able to help us turn the market's recent turmoil and volatility to our advantage. Coupled with our seasoned traders, this powerful combination demonstrates once again the value of our institutional-quality research.

With that, I'll turn the call over to my Co-CEO Eric Billings for a detailed discussion of our third quarter earnings.

[New speaker:  Eric Billings]

Thank you Manny. It's a pleasure to talk with you this morning about our third quarter earnings - and we will be pleased to take your questions in just a minute.

The third quarter was another good quarter for FBR. Our increased breadth enabled us to capture revenue from an array of business units inside the company, and across a variety of industry sectors. In sum, FBR continues to expand its capabilities, while at the same time meeting expectations for solid earnings.

Revenue from our core investment banking, institutional brokerage, and venture capital and private equity businesses all grew substantially over their levels in the third quarter a year ago.

In investment banking, we participated in a total of 14 investment banking deals
- a number of which came as a result of our expertise in financial services and business services - with a total transactional value of $1.5 billion. Our investment banking group is well-rounded and continues to benefit from multiple opportunities across the market. Similarly, we are well-positioned to benefit from the sector rotation we see in the capital markets.

Our growing technology expertise continued to bear fruit, as our investment banking revenue was up to $13.6 million - almost 125 percent above the third quarter last year. In the second quarter, our revenue for investment banking was $9.9 million. During the third quarter, FBR was the lead manager for the $38 million initial public offering of Innovative Solutions & Support, Inc., and co-managed Aether Systems, Inc.'s secondary offering. FBR also advised Aether on its $150 million acquisition of Cerulean Technology, Inc.

In our institutional brokerage group, third quarter revenue of $12 million was up more than 48 percent over the same period last year. In the second quarter, our revenue was $17.4 million. Teamed with our research and investment banking units, our expertise and ability has continued to pay off with more revenue, increased profits, and greater liquidity.

Our asset management revenue for the quarter was $16 million, compared to a loss of $7.8 million in the same period last year. In the second quarter, our revenue was $13.8 million. This includes returns from our arbitrage fund, all of our venture capital funds, and our managed real estate investment trust. This revenue increase was the result of several valuation factors that offset the decline in the market value of certain of the underlying securities in our venture capital funds.

And, already in the fourth quarter, InforMax, Inc., a leading global provider of bioinformatic software - and a company that FBR's Technology and Genomic Venture Capital funds have investments in - completed it's IPO in early October. The company, a pioneer in the rapidly growing genomics industry, is up 48 percent from its offering price, as of last night.

Also,   last  week  we  completed  a  $52.75  million   private   placement  for
Strategy.com, a subsidiary of MicroStrategy.

With our previously-announced acquisition of Rushmore Trust and Savings, FSB, and Money Management Associates LP, which is expected to close in the near term, we are looking forward to further strengthening our stream of predictable revenue by adding traditional banking services, as well as an array of fee-based businesses, including cash management, fixed income funds, and mutual fund back office services. Upon completion, this acquisition is expected to almost double our assets under management to $2 billion, from $1.1 billion.

Our demonstrated ability to quickly move resources to take advantage of changes in the marketplace coupled with investments in our future, will allow us to
expand  our  proven  businesses  even  further.   Our  strategy  for  growth  is
straightforward: build on our core strengths in institutional brokerage, investment banking, and research, while expanding our venture capital and other attractive asset management and recurring fee-based businesses in a targeted and tightly-focused manner.

Finally, we were especially pleased with the results of our seventh annual Investor Conference in mid-September. The conference, the largest we've ever had, attracted more than 200 companies and more than 1,000 institutional investors, portfolio managers, analysts, and executives from across the technology, financial services, energy, real estate sectors and from other industries. It was highlighted by luncheon keynote address by AOL's Ted Leonsis.

Webcasts of the presentations by the public companies who attended our conference are still available on our web site at www.fbr.com. Please feel free to review them at your convenience. I think you will find them interesting.

With that, I would like to open the call for questions. Joining me are my Co-CEOs Manny Friedman and Russ Ramsey - along with our Chief Operating Officer Bob Smith and our Chief Financial Officer, Kurt Harrington.

[At end of Q&A]


If there are no further questions, that concludes our conference call for today.

Thank you for joining us.  Have a good day.

                                      # # #